Exhibit 99.2

Social Media Posts

10 August 2020

Twitter:

Ligand Ligand @Ligand_LGND Ligand to acquire Pfenex Inc. investor.ligand.com/press-releases 2:58 PM Aug 10, 2020 Twitter Web App 1 Like